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                                   Exhibit 16
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December 1, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir/Madam:

We have read item 4(a) included in the Current Report on Form 8-K dated November 24, 1998 of Berger Holdings, Ltd. filed with Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

GOLDENBERG ROSENTHAL FRIEDLANDER, LLP